Exhibit 99.1

Ethan Allen Initiates Optimization of

Manufacturing and Logistics

DANBURY, CT – April 17, 2019 – Ethan Allen Interiors Inc. ("Ethan Allen" or the "Company") (NYSE: ETH) today announced plans to further improve its vertical integration operations with the following initiatives.

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The 550,000 sq. ft. Old Fort, NC plant, while maintaining a lumber processing facility, will be converted into a state-of-the-art distribution center to support the Company’s national distribution structure and growing U.S. government GSA contract business.

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Consolidating U.S. case goods manufacturing to Vermont. This involves consolidating approximately half of the case goods manufacturing at the Old Fort, NC plant into the Company’s case goods plants in Orleans and Beecher Falls, Vermont, which together have approximately 1.0 million sq. ft. of manufacturing space, with the balance of the Old Fort manufacturing to be consolidated into the Company’s other case goods manufacturing facilities.

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The Company’s U.S. upholstery manufacturing has previously been consolidated to our Maiden, NC campus where we have three plants totaling 714,000 sq. ft. We are in the process of expanding the campus with the addition of 80,000 sq. ft. at an investment of approximately $5.0 million.

●	The distribution operations at the Company’s 250,000 sq. ft. Passaic, NJ facility will be moved to our operations in North Carolina and the art framing operations will be outsourced.

“These decisions are not easy, especially as they affect approximately 325 of our associates in Old Fort, NC and 55 associates in Passaic, NJ. I have had a personal close association with many of these associates for about forty years. They leave a legacy of fine artisanry, safety, and manufacturing leadership,” said Farooq Kathwari, Ethan Allen's Chairman, President, and CEO.

As a result of these initiatives, the Company expects to incur restructuring and other consolidation costs of approximately $7 million to $8 million, of which approximately 40% is expected to be non-cash asset impairment charges, primarily during the fourth quarter. In addition, the Company will also make related capital investments of approximately $8 million, which includes the expansion in Maiden, NC, over the next twelve months. The Company expects these changes will provide an opportunity to benefit gross profit by $5 million to $6 million during fiscal 2020 and beginning in fiscal 2021, after the completion of these initiatives, provide the opportunity for a 100 to 200 bps improvement to gross margin.

About Ethan Allen

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers complimentary interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates nine manufacturing facilities including six manufacturing plants and one sawmill in the United States plus one plant each in Mexico and Honduras. Approximately seventy-five percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Media Contact:

Geri Moran

Director, Marketing and Public Relations

geri.moran@ethanallen.com

203.743.8374

Investor Relations Contact:
Corey Whitely
Executive Vice President, Administration
Chief Financial Officer and Treasurer
ir@ethanallen.com

Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to future results. Such forward-looking statements are identified in this press release and in documents incorporated herein by reference by use of forward-looking words such as "anticipate", "believe", "plan", "estimate", "expect", "intend", "will", "may", "continue", "project", "target", "outlook", "forecast", "guidance", and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events and are not guarantees of future performance. A number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements, including, those matters discussed in "Item 1A - Risk Factors" of the Company’s fiscal 2018 Form 10-K and elsewhere in this press release and its SEC filings. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this press release. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.